EXHIBIT 4.2
VICTORY RENEWABLE FUELS, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000.00 per Unit
Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)
The undersigned subscriber, desiring to become a member of Victory Renewable Fuels, LLC (“Victory”), an Iowa limited liability company, with its principal place of business at 303 Hoogie Street, Lester, Iowa 51242, hereby subscribes for the purchase of the membership interests of Victory, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:
Street

City, State, Zip Code

4.	Telephone:

5.	Email Address:

B. NUMBER OF UNITS PURCHASED. Indicate the number of units purchased. The minimum purchase by a single investor is 20 units ($20,000) and in increments of 1 unit thereafter. The maximum number of units to be sold in the offering is 34,050.

               units
C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment
($1,000.00 Per Unit multiplied		(10% of the Total Purchase		(90% of the Total Purchase
by the number in box B above.)		Price)		Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Registration Statement dated [Date of Effectiveness] in its entirety including exhibits for a complete explanation of an investment in Victory.
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Frontier Bank, escrow agent for Victory Renewable Fuels, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Victory a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Victory Renewable Fuels, LLC	Frontier Bank
Attention: Allen L. Blauwet	Attention: George Schneidermann, Trust Officer
303 Hoogie Street	301 First Avenue
Lester, IA 51242	Rock Rapids, IA 51246
     5. Upon written notice from Victory stating that its sales of Units have exceeded the Minimum Offering amount of $25,550,000, you must, within thirty (30) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to Frontier Bank, escrow agent for Victory Renewable Fuels, LLC in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within thirty (30) days of the date of Victory’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Victory shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
     Your funds will be placed in Victory’s escrow account at Frontier Bank in Rock Rapids, Iowa. The funds will be released to Victory or returned to you in accordance with the escrow arrangements described in the Prospectus. Victory may, in its sole discretion, reject or accept any part or all of your subscription. If Victory rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Victory may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Victory Renewable Fuels, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
Victory Renewable Fuels, LLC
Attention: Allen L. Blauwet
303 Hoogie Street
Lester, IA 51242
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Victory may, in its sole discretion, reject or accept any part or all of your subscription. If Victory rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Victory may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to one of our directors listed below or to Victory at (877) 200-0340.

Director	Home Number

Lance T. Boer	(712) 478-4440
Kenneth L. Campbell	(712) 753-2299
Greg E. Popkes	(712) 472-3969
Robert Moser, Jr.	(712) 477-2704
Terry L. Knoblock	(712) 478-4496
Clarence T. Boer	(712) 470-2744
Larry Den Herder	(712) 722-1662
Mike Snyders	(605) 334-1459
Gary Vander Plaats	(712) 722-6267
E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

	☐	Individual
	☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
	☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
	☐	Trust
Trustee’s Name:
Trust Date:

	☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

	☐	Check box if you are a non-resident alien
	☐	Check box if you are a U.S. citizen residing outside of the United States
	☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in Victory unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.	☐	I (We) have annual income from whatever source of at least $65,000 and a net worth of at least $65,000, exclusive of home, furnishings and automobiles; or

c.	☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Victory that he, she or it:
a.	has received a copy of Victory’s Registration Statement dated [effective date] and the exhibits thereto;

b.	has been informed that the Units of Victory are offered and sold in reliance upon a federal securities registration; Iowa and South Dakota securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Iowa and South Dakota, and that Victory is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the Iowa and South Dakota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for Victory’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of Victory’s Amended and Restated Operating Agreement, dated May 1, 2006, and understands that upon closing the escrow by Victory, the subscriber and the membership units will be bound by the provisions of the Amended And Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in Victory’s Amended and Restated Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Victory will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Victory in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
l.	understands that, to enforce the above legend, Victory may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

p.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

q.	understands that execution of the attached Promissory Note and Security Agreement will allow Victory or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r.	acknowledges that Victory may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual Print	Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY VICTORY RENEWABLE FUELS, LLC:
Victory Renewable Fuels, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                                              , 200                    .
VICTORY RENEWABLE FUELS, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
     Date of Subscription Agreement:                                                                                  , 200                    .
$1,000.00 per Unit

Minimum Investment of 20 Units ($20,000), 1 Unit Increments Thereafter ($1,000)

Number of Units subscribed

Total Purchase Price ($1,000.00 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Victory Renewable Fuels, LLC, an Iowa limited liability company (“Victory”), at its principal office located at 303 Hoogie Street, Lester, Iowa 51242, or at such other place as required by Victory, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Victory Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Victory.
The undersigned agrees to pay to Victory on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Victory and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Victory, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Victory now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated: , 200 .
OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor	Printed or Typed Name of Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF VICTORY
RENEWABLE FUELS, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Victory Renewable Fuels, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective May 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
VICTORY RENEWABLE FUELS, LLC

By:

Its:

1